                                                                    EXHIBIT 23.5



                       [BK ASSOCIATES, INC. LETTERHEAD]




                                 May 16, 1997


GPA Group plc
GPA House, 4th Floor
Shannon, County Clare
Ireland


Re:  Registration Statement on Form S-3 of America West Airlines, Inc.


Ladies & Gentlemen:

We consent to the reference to our name in the text under the heading "Prospectus Summary - Equipment Notes and the Aircraft", "Risk Factors - Factors Relating to the Certificates and the Offering - Appraisals and Realizable Value of the Aircraft", "Description of the Aircraft and the Appraisals - Appraised Value," "Experts" and "Appendix II - Aircraft Appraisals" of the above-captioned Registration Statement and to the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.


                                        Sincerely,


                                        BK ASSOCIATES, INC.


                                        /s/ JOHN F. KEITZ
                                        --------------------------------
                                        John F. Keitz
                                        President
                                        ISTAT Senior Certified Appraiser

JFK/kf